Rotenberg & Company, LLP
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Certified Public Accountants & Consultants
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500 First Federal Plaza * Rochester, N.Y. 14614
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(716) 546-1158                Fax (716) 546-2943
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Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Gentlemen:


         We have read and agree with the comments in item 3 of Form 10SB of Soy Environmental Products, Inc. (formerly Denom Acquisition Corp.).




/s/ Rotenberg & Company, LLP


Rochester, New York
May 15, 1997